UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

April 11, 2007 (April 9, 2007)
Date of Report (Date of earliest event reported)

VINEYARD NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

California	000-20862	33-0309110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Corona Pointe Court, Corona, California	92879
(Address of principal executive offices)	(Zip Code)

(951)271-4232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On April 9, 2007, the Board of Directors of Vineyard National Bancorp (the "Company") adopted and approved an Amended and Restated Employment Agreement (the "Employment Agreement") with the Company's Chief Executive Officer, Norman A. Morales.  The Employment Agreement is retrospectively effective as of October 2, 2006.

The Employment Agreement details the duties, responsibilities, compensation and term of Mr. Morales' employment at the Company.  Under the terms of the Employment Agreement, Mr. Morales will receive a per annum base salary of $475,000, annual incentives based on the Company's earnings per share and return on average common equity ratio, equity incentives, and other benefits and perquisites.  At four specified dates during 2006 through 2009, the Company will grant Mr. Morales stock options to purchase 50,000 shares of the Company's common stock, which will cliff vest after three years and have a four year term. These options have a purchase price equal to their fair market value on the date of the option grant.

The Employment Agreement also details Mr. Morales' benefits to be received if his employment is terminated or significantly decreased within twelve months of a change of control of the Company.  In this event, Mr. Morales' benefits would include the following: (i) a lump sum cash severance payment equal to two times his base salary and bonus earned in the preceeding twelve months, (ii) continuing participation for twenty-four months in the benefit plans offered by the Company immediately prior to the change of control and (iii) all equity awards will immediately become vested and exercisable.  The terms of Mr. Morales' change of control benefits have been modified since his prior employment agreement.

The foregoing summary of the Employment Agreement is subject to, and qualified in its entirety by the Employment Amendment, a copy of which is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(a)    Not applicable
(b)    Not applicable
(c)    Not applicable
(d)    The following exhibit is included with this Report:

     Exhibit 10.1   Amended and Restated Employment Agreement among Vineyard National Bancorp, Vineyard Bank, National Association and Norman Antonio Morales dated April 9, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINEYARD NATIONAL BANCORP

Date: April 11, 2007	By:	/s/ Gordon Fong
Gordon Fong
Executive Vice President and Chief Financial Officer